SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                December 12, 2003

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                    Commission               IRS Employer
jurisdiction                      File Number              Identification
of incorporation                                           Number

Delaware                            1-3492                 No. 75-2677995


                            1401 McKinney, Suite 2400
                              Houston, Texas 77010
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 713-759-2600

         INFORMATION TO BE INCLUDED IN REPORT

Item 9.  Regulation FD Disclosure

         On December 12, 2003 registrant issued a press release entitled "Halliburton Provides Update on Vote For Subsidiaries' Plan of Reorganization."

         The text of the press release is as follows:

                     HALLIBURTON PROVIDES UPDATE ON VOTE FOR
                      SUBSIDIARIES' PLAN OF REORGANIZATION

HOUSTON, Texas - Halliburton (NYSE:HAL) announced today preliminary results of the voting on the proposed plan of reorganization of its DII Industries, Kellogg Brown & Root and other affected subsidiaries. The deadline for voting, or changing votes, on the proposed plan was December 11, 2003.

Halliburton has been advised by the balloting agent that the most recent preliminary results indicate votes have been received from over 370,000 asbestos claimants and over 21,000 silica claimants, representing virtually all known claimants and meeting the requirements of section 524(g) of the Bankruptcy Code. Of the votes received, over 97% of voting asbestos claimants and over 99% of voting silica claimants have voted to accept the proposed plan of reorganization. Final certified results are not expected to be received for a few days.

While Halliburton is not yet in a position to file the chapter 11 petition because all the conditions have not been met, having now received the overwhelming approval of present claimants, Halliburton can begin to address the remaining conditions which include certification of the vote, final due diligence on claims, continued availability of settlement financing, and board approval.

Halliburton, founded in 1919, is one of the world's largest providers of products and services to the petroleum and energy industries. The Company serves its customers with a broad range of products and services through its Energy Services and Engineering and Construction Groups. The Company's World Wide Web site can be accessed at www.halliburton.com.


NOTE: The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: legal risks, including the risks associated with the consummation or non-consummation of the proposed settlement, the risks of judgments against the company's subsidiaries and predecessors in asbestos litigation pending and currently on appeal, the inability of insurers for asbestos exposures to pay claims or a delay in the payment of such claims, future asbestos claims defense and settlement costs, the risks of judgments against the company and its subsidiaries in other litigation and proceedings, including shareholder lawsuits, securities laws inquiries, contract disputes, patent infringements and environmental matters, legislation, changes in government regulations and adverse reaction to scrutiny involving the company; political risks, including the risks of unsettled political conditions, war and the effects of terrorism, foreign operations and foreign exchange rates and controls; liquidity risks, including the risks of potential reductions in debt ratings, access to credit, availability and costs of financing and ability to raise capital; weather-related risks; customer risks, including the risks of changes in capital spending and claims negotiations; industry risks, including the risks of changes that affect the demand for or price of oil and/or gas, structural changes in the industries in which the company operates, risks of fixed-fee projects and risks of complex business arrangements; systems risks, including the risks of successful development and installation of financial systems; and personnel and merger/reorganization/disposition risks, including the risks of increased competition for employees, successful integration of acquired businesses, effective restructuring efforts and successful completion of planned dispositions. Please see Halliburton's Form 10-K for the year ended December 31, 2002 and Form 10-Q for the quarter ended September 30, 2003 for a more complete discussion of such risk factors.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HALLIBURTON COMPANY




Date:     December 12, 2003            By: /s/ Margaret E. Carriere
                                          -----------------------------------
                                               Margaret E. Carriere
                                               Vice President and Secretary